Udemy Reports Third Quarter 2024 Results
Delivered stronger-than-expected profitability driven by disciplined approach to operational efficiency

Surpassed $500 million in Udemy Business Annual Recurring Revenue

Raises Full Year 2024 Outlook
SAN FRANCISCO –– Oct. 29, 2024 –– Udemy (Nasdaq: UDMY), a leading online skills marketplace and learning platform, today reported results for the three-month period ended September 30, 2024. Udemy has provided a supplemental deck with earnings highlights, which is available for download on the “Quarterly Results” section of the Investor Relations website.
Third Quarter 2024 Financial Results and Key Operating Data Summary
(in millions, except customers, percentages, and basis points)

	Three Months Ended September 30,		% Change		Nine Months Ended September 30,		% Change
	2024	2023	YoY		2024	2023	YoY
Revenue	$195.4	$184.7	6%		$586.6	$539.4	9%
Gross Profit	$123.1	$107.5	15%		$364.7	$309.5	18%
Gross Margin	63%	58%	500	bps	62%	57%	500	bps
Non-GAAP Gross Profit	$125.3	$110.0	14%		$371.9	$316.8	17%
Non-GAAP Gross Margin	64%	60%	400	bps	63%	59%	400	bps
Net Loss	$(25.3)	$(16.8)	(51)%		$(75.4)	$(87.0)	13%
Non-GAAP Net Income (Loss)	$10.1	$7.7	31%		$8.8	$(1.9)	563%
Adjusted EBITDA	$11.6	$8.2	41%		$23.5	$3.8	518%
Adjusted EBITDA Margin	6%	4%	200	bps	4%	1%	300	bps

Enterprise Segment
Total Customers	16,848	15,378	10%
UB Annual Recurring Revenue	$504.6	$443.1	14%
UB Net Dollar Retention Rate	99%	106%	(700)	bps
UB Large Customer Net Dollar Retention Rate	104%	114%	(1,000)	bps
Segment Revenue	$126.1	$109.1	16%		$364.3	$306.0	19%
Segment Gross Profit	$92.8	$74.3	25%		$264.7	$204.4	30%
Segment Gross Margin	74%	68%	600	bps	73%	67%	600	bps

Consumer Segment
Monthly Average Buyers	1.31	1.41	(7)%		1.35	1.38	(2)%
Segment Revenue	$69.3	$75.6	(8)%		$222.3	$233.4	(5)%
Segment Gross Profit	$37.6	$40.3	(7)%		$122.3	$125.4	(2)%
Segment Gross Margin	54%	53%	100	bps	55%	54%	100	bps

“Udemy delivered solid third quarter results with revenue and adjusted EBITDA margin above the high end of our guidance ranges, and we achieved a new milestone of over $500 million in Udemy Business Annual Recurring Revenue,” said Greg Brown, Udemy’s President and CEO. “Our disciplined approach to driving operational efficiencies throughout the business, coupled with the recently announced strategic cost-saving actions, have generated significant growth in adjusted EBITDA this year. As a result, we are raising our full year 2024 adjusted EBITDA outlook.”

“Longer-term, we remain focused on execution of our strategic initiatives, further optimizing our cost structure, and directing resources toward opportunities with the highest potential return. We believe these actions position Udemy to deliver high-quality, profitable growth and to lead the enterprise skills development category well into the future,” concluded Brown.

Third Quarter 2024 Financial Highlights
•Total revenue increased 6% year-over-year to $195.4 million. Revenue growth includes a negative impact of 2 percentage points from changes in foreign exchange (FX) rates year-over-year.
•Enterprise segment, or Udemy Business, revenue of $126.1 million increased 16% year-over-year, including the negative impact of 2 percentage points from changes in FX rates year-over-year.
•Udemy Business Annual Recurring Revenue (ARR) increased 14% year-over-year to $504.6 million.
•Consumer segment revenue of $69.3 million decreased 8% year-over-year, including the negative impact of 3 percentage points from changes in FX rates.
•Cash, cash equivalents, restricted cash, and marketable securities was $358.3 million at the end of the quarter.
Business and Operational Highlights
•Added new, or expanded existing, relationships with Udemy Business customers globally, including ABB (Netherlands), Crédito Agricola (Portugal), Ericsson (Sweden), Infosys Limited (India), Marriott International (U.S.), Nationwide Building Society (UK), Primerica (U.S.), Saudi Aramco (Saudi Arabia), UnionDigital Bank (Philippines), Uniqlo Europe (UK), and West Japan Railway Company (Japan).
•Launched new AI-enabled capabilities within Udemy’s Intelligent Skills Platform, including AI Assistant, Skills Mapping and AI-powered learning paths that provide innovative, personalized learning experiences for organizations and individuals.
•Announced Udemy’s new regional hub in Mexico City, Mexico to enable scaling of operations and faster delivery of personalized, high-quality learning experiences to meet the evolving needs of organizations and professionals.
•Partnered with Workday to introduce a new integration within Workday Skills Cloud that enhances an organization’s ability to directly align learning with workforce development.

Share Repurchase Program
Udemy returned capital to shareholders through its $150 million share repurchase program. During Q3, the Company spent approximately $51 million to buy back 6.3 million Udemy shares in the open market.
Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
The following table reflects Udemy’s financial outlook for its fourth quarter and full year ending December 31, 2024.

	Three months ending December 31, 2024	Year ending December 31, 2024
Revenue	$193 to $196 million	$780 to $783 million
Adjusted EBITDA Margin[1]	Approximately 6.0%	Approximately 4.5%
Weighted Average Share Count, Basic[2]	148 million	151 million
Weighted Average Share Count, Diluted[2]	149 million	156 million
1. Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
2. Udemy’s outlook for weighted average share count, basic and diluted, excludes any impact from potential future repurchase activities under our share repurchase program.

The revenue guidance range above assumes historical changes in FX rates will have a negative 2 percentage point impact on fourth quarter year-over-year revenue growth and a negative 2 point impact on full year 2024 revenue growth. Udemy's revenue guidance assumes FX rates will remain unchanged from the end of the third quarter of 2024.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Tuesday, October 29, to discuss its third quarter 2024 financial results and outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net loss determined in accordance with GAAP, adjusted to exclude i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other expense, net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net loss, adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Key Business Metrics
Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.
Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.

Segment revenue and segment gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment gross profit is defined as segment revenue less segment cost of revenue, which include content costs, hosting and platform costs, customer support services, and payment processing fees that are allocable to each segment. Segment gross profit excludes amortization of capitalized software, amortization of intangible assets, depreciation, and stock-based compensation allocated to cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the fourth quarter and full year 2024, and future periods; anticipated future expenses and investments; our business strategy and plans; the impact of our strategic initiatives and operational efficiency initiatives and our ability to successfully execute on these initiatives; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by ensuring everyone has access to the latest and most relevant skills. Through the Udemy Intelligent Skills Platform and a global community of diverse and knowledgeable instructors, millions of learners gain expertise in a wide range of technical and professional skills — from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams through Udemy Business Pro, and cohort learning for leaders through Udemy Business Leadership Academy. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Austin and Denver, USA; Ankara and Istanbul, Türkiye; Dublin, Ireland; Melbourne, Australia; and Chennai, Gurugram, and Mumbai, India.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$195,417	$184,722	$586,623	$539,392
Cost of revenue (1)(2)	72,362	77,264	221,888	229,903
Gross profit	123,055	107,458	364,735	309,489
Operating expenses (1)(2)
Sales and marketing	85,997	76,492	260,288	233,520
Research and development	32,976	30,307	96,607	90,829
General and administrative	22,266	22,155	74,299	71,112
Restructuring charges	11,275	—	11,275	10,263
Total operating expenses	152,514	128,954	442,469	405,724
Loss from operations	(29,459)	(21,496)	(77,734)	(96,235)
Other income (expense), net
Interest income	4,732	5,542	15,655	14,758
Interest expense	504	(124)	424	(464)
Other income (expense), net	(185)	122	(11,077)	(2,181)
Total other income, net	5,051	5,540	5,002	12,113
Net loss before taxes	(24,408)	(15,956)	(72,732)	(84,122)
Income tax provision	(863)	(811)	(2,692)	(2,924)
Net loss	$(25,271)	$(16,767)	$(75,424)	$(87,046)
Net loss per share
Basic and diluted	$(0.17)	$(0.11)	$(0.49)	$(0.59)
Weighted-average shares used in computing net loss per share
Basic and diluted	149,179,826	151,307,963	152,867,160	148,392,636

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$1,807	$1,788	$5,277	$5,130
Sales and marketing	7,573	7,646	22,578	23,022
Research and development	7,183	7,045	21,187	19,762
General and administrative	6,839	7,005	21,382	23,806
Restructuring charges	(160)	—	(160)	1,208
Total stock-based compensation expense	$23,242	$23,484	$70,264	$72,928
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$430	$725	$1,880	$2,175
Sales and marketing	228	296	688	979
Total amortization of intangible assets	$658	$1,021	$2,568	$3,154

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$204,563	$305,564
Restricted cash, current	100	3,329
Marketable securities	152,546	171,372
Accounts receivable, net	81,164	92,555
Prepaid expenses and other current assets	24,778	20,924
Deferred contract costs, current	44,861	38,584
Total current assets	508,012	632,328
Property and equipment, net	3,320	4,439
Capitalized software, net	33,275	31,388
Operating lease right-of-use assets	11,833	5,691
Restricted cash, non-current	1,115	659
Deferred contract costs, non-current	32,276	35,790
Strategic investments	—	10,311
Intangible assets, net	2,656	5,223
Goodwill	12,646	12,646
Other assets	3,772	2,721
Total assets	$608,905	$741,196
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,273	$2,506
Accrued expenses and other current liabilities	25,459	27,778
Content costs payable	36,299	40,277
Accrued compensation and benefits	32,179	24,332
Operating lease liabilities, current	4,689	5,825
Deferred revenue, current	299,955	279,414
Total current liabilities	402,854	380,132
Operating lease liabilities, non-current	7,424	1,124
Deferred revenue, non-current	2,364	3,000
Other liabilities, non-current	6	48
Total liabilities	412,648	384,304
Stockholders' equity:
Common stock	1	2
Additional paid-in capital	991,176	1,076,508
Accumulated other comprehensive income	202	80
Accumulated deficit	(795,122)	(719,698)
Total stockholders’ equity	196,257	356,892
Total liabilities and stockholders' equity	$608,905	$741,196

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(75,424)	$(87,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,515	18,069
Amortization of deferred contract costs	43,863	34,482
Stock-based compensation	70,264	72,928
Allowance for credit losses	1,026	1,309
Accretion of marketable securities	(6,651)	(5,323)
Non-cash operating lease expense	3,641	4,468
Unrealized loss on strategic investments	10,311	1,793
Other	1,319	931
Changes in operating assets and liabilities:
Accounts receivable	10,364	20,363
Prepaid expenses and other assets	(5,508)	(3,628)
Deferred contract costs	(46,626)	(45,205)
Accounts payable, accrued expenses and other liabilities	5,962	(7,102)
Content costs payable	(3,978)	505
Operating lease liabilities	(4,523)	(5,168)
Deferred revenue	19,906	3,887
Net cash provided by operating activities	43,461	5,263
Cash flows from investing activities:
Purchases of marketable securities	(239,783)	(225,536)
Proceeds from maturities of marketable securities	265,350	231,300
Purchases of property and equipment	(1,116)	(435)
Capitalized software costs	(10,247)	(9,321)
Net cash provided by (used in) investing activities	14,204	(3,992)
Cash flows from financing activities:
Net proceeds from exercise of stock options	921	8,277
Proceeds from share purchases under employee stock purchase plan	4,533	4,757
Taxes paid related to net share settlement of equity awards	(25,363)	—
Repurchases of common stock	(141,591)	—
Net cash provided by (used in) financing activities	(161,500)	13,034

Effect of foreign exchange rates on cash flows	61	(116)

Net increase (decrease) in cash, cash equivalents and restricted cash	(103,774)	14,189
Cash, cash equivalents and restricted cash—Beginning of period	309,552	317,314
Cash, cash equivalents and restricted cash—End of period	$205,778	$331,503

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Gross profit	$123,055	$107,458	$364,735	$309,489
Stock-based compensation expense	1,807	1,788	5,277	5,130
Intangible asset amortization	430	725	1,880	2,175
Non-GAAP gross profit	$125,292	$109,971	$371,892	$316,794
Gross margin (1)	63%	58%	62%	57%
Non-GAAP gross margin (2)	64%	60%	63%	59%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(25,271)	$(16,767)	$(75,424)	$(87,046)
Stock-based compensation expense	23,402	23,484	70,424	71,720
Intangible asset amortization	658	1,021	2,568	3,154
Restructuring charges	11,275	—	11,275	10,263
Non-GAAP net income (loss)	$10,064	$7,738	$8,843	$(1,909)

Weighted-average shares used in computing net income (loss) per share, basic	149,179,826	151,307,963	152,867,160	148,392,636
Effect of dilutive securities (3)	1,453,697	6,095,804	3,562,339	—
Weighted-average shares used in computing non-GAAP net income (loss) per share, diluted	150,633,523	157,403,767	156,429,499	148,392,636

Net loss per share, basic and diluted	$(0.17)	$(0.11)	$(0.49)	$(0.59)
Non-GAAP net income (loss) per share, basic	$0.07	$0.05	$0.06	$(0.01)
Non-GAAP net income (loss) per share, diluted	$0.07	$0.05	$0.06	$(0.01)
(3)        For periods presented with a non-GAAP net loss, we have excluded the effect of potentially dilutive securities as their inclusion would be anti-dilutive.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(25,271)	$(16,767)	$(75,424)	$(87,046)
Adjusted to exclude the following:
Interest income	(4,732)	(5,542)	(15,655)	(14,758)
Interest expense	(504)	124	(424)	464
Income tax provision	863	811	2,692	2,924
Depreciation and amortization	6,340	6,183	19,515	18,069
Stock-based compensation expense	23,402	23,484	70,424	71,720
Other income (expense), net	185	(122)	11,077	2,181
Restructuring charges	11,275	—	11,275	10,263
Adjusted EBITDA	$11,558	$8,171	$23,480	$3,817
Net loss margin (4)	(13)%	(9)%	(13)%	(16)%
Adjusted EBITDA margin (5)	6%	4%	4%	1%
(4)        We calculate net loss margin as net loss divided by revenue for the same period.
(5)         We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Ellen D. Kiehl
Director, Corporate Communications
press@udemy.com